EXHIBIT 99.2

LETTER TO DTC PARTICIPANTS                            MORGAN STANLEY DEAN WITTER
                                                      CREDIT SUISSE FIRST BOSTON

                               [$               ]

                    EXCHANGE OFFERS AND CONSENT SOLICITATION
                  OUTSTANDING DEBT SECURITIES OF TENNECO INC.
                    (TO BE RENAMED TENNECO AUTOMOTIVE INC.)
                                 EXCHANGED FOR
                 NEW DEBT SECURITIES OF TENNECO PACKAGING INC.
                                (TO BE RENAMED)

EACH OF THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                           , 1999, UNLESS EXTENDED (THE "EXPIRATION TIME") OR
EARLIER TERMINATED.


THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY, ON
                              , 1999, UNLESS EXTENDED (THE "EARLY EXCHANGE
TIME") OR EARLIER TERMINATED. HOLDERS MUST TENDER BEFORE THE EARLY EXCHANGE TIME TO BE ELIGIBLE TO RECEIVE $1,000 PRINCIPAL AMOUNT OF APPLICABLE NEW SECURITIES FOR EACH $1,000 PRINCIPAL AMOUNT OF ORIGINAL SECURITIES, AS DESCRIBED BELOW. HOLDERS WHO TENDER AFTER THE EARLY EXCHANGE TIME BUT BEFORE THE APPLICABLE
EXPIRATION TIME WILL BE ELIGIBLE TO RECEIVE ONLY [$          ] PRINCIPAL AMOUNT
OF APPLICABLE NEW SECURITIES FOR EACH $1,000 PRINCIPAL AMOUNT OF ORIGINAL SECURITIES, AS DESCRIBED BELOW.


TENDERED SECURITIES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME BEFORE THE EARLIER OF (1) THE EARLY EXCHANGE TIME AND (2) 5:00 P.M., NEW YORK CITY TIME, ON THE DATE THAT TENNECO PUBLICLY ANNOUNCES IT HAS RECEIVED THE REQUIRED CONSENTS, AS DESCRIBED BELOW.

To DTC Participants, Including Brokers, Dealers,
       Commercial Banks, Trust Companies and Other Nominees:

     We have been appointed by Tenneco Inc., a Delaware corporation ("Tenneco"), to act as Dealer Managers in connection with the offers to exchange, upon the terms and subject to the conditions set forth in the Prospectus and Consent Solicitation of Tenneco and Tenneco Packaging Inc. (to be renamed), a Delaware
corporation ("Packaging"), dated                            , 1999 (the
"Prospectus"), and in the related Letter of Consent/Transmittal enclosed
herewith (the "Letter of Transmittal"), up to [$          ] aggregate principal
amount of newly issued debt securities (the "New Securities") of Packaging for
any and all of the [$          ] aggregate principal amount of certain
outstanding securities issued by Tenneco (the "Original Securities") described herein (each such offer is referred to individually as an "Exchange Offer" and collectively as the "Exchange Offers"). In connection with the Exchange Offers, Tenneco is soliciting consents ("Consents") to amendments to the indenture under which Tenneco issued the Original Securities

(the "Proposed Amendments") that would eliminate the restrictions on Tenneco's operations currently included in that indenture (the "Consent Solicitation").


     For each $1,000 principal amount of Original Securities validly tendered and accepted for exchange, Tenneco is offering (1) $1,000 principal amount of the corresponding series of Packaging's New Securities if the Original Securities are validly tendered before the Early Exchange Time, as shown in the
applicable column of the table below, or (2) [$     ] principal amount of the
corresponding series of Packaging's New Securities if the Original Securities are validly tendered after the Early Exchange Time but before the applicable Expiration Time, as shown in the applicable column of the table below. Tenneco will, however, only issue New Securities with principal amounts of $1,000 or integral multiples of $1,000. Tenneco will: (1) aggregate the New Securities to which the exchanging registered holder would otherwise be entitled; (2) round this amount down to the nearest $1,000 and issue New Securities to the exchanging registered holder in the rounded amount; and (3) compensate the exchanging registered holder for this rounding by paying cash in an amount equal to the principal amount of the fractional New Security.



                  FOR EACH:                                   EXCHANGING HOLDERS WILL RECEIVE
           -----------------------                  THE FOLLOWING AMOUNT OF PACKAGING'S NEW SECURITIES:
AGGREGATE  $1,000 PRINCIPAL AMOUNT   ---------------------------------------------------------------------------------
PRINCIPAL   OF TENNECO'S ORIGINAL      IF ORIGINAL SECURITIES ARE VALIDLY        IF ORIGINAL SECURITIES ARE VALIDLY
 AMOUNT          SECURITIES          TENDERED BEFORE THE EARLY EXCHANGE TIME   TENDERED AFTER THE EARLY EXCHANGE TIME*
---------  -----------------------   ---------------------------------------   ---------------------------------------
                                                                                                             [To come]



---------------

* The valid tender must be received before the applicable expiration time.



     If a holder tenders after the Early Exchange Time, the holder could become entitled to a cash payment in lieu of any fractional interest in the New Securities. Because Tenneco will aggregate the New Securities to which a tendering registered holder is entitled before making any such cash payment, registered holders should, in that case, submit a separate tender for each of their beneficial owners. THIS SHOULD BE DONE ONLY IF A TENDER IS BEING MADE AFTER THE EARLY EXCHANGE TIME.


     Tenneco will also pay accrued but unpaid interest on Original Securities exchanged through the date Tenneco accepts them for exchange. If, however, Tenneco accepts for exchange any particular series of Original Securities after an interest record date for that series and on or before the related interest payment date, accrued but unpaid interest will instead be paid to the holder of those Original Securities as of the record date (if different from the tendering holder).

     ANY NEW SECURITIES ISSUED IN EXCHANGE FOR ORIGINAL SECURITIES WILL BE ISSUED ONLY IN BOOK-ENTRY FORM THROUGH THE DEPOSITORY TRUST COMPANY ("DTC"), WHICH MEANS THAT NO EXCHANGING HOLDER WILL RECEIVE CERTIFICATES EVIDENCING ANY NEW SECURITIES.


     Subject to the terms and conditions of each Exchange Offer and the Consent Solicitation and applicable law, Tenneco will make payment for the Original Securities accepted for exchange by depositing with The Chase Manhattan Bank, as exchange agent (the "Exchange Agent"): (1) New Securities (in book-entry form);
(2) cash for any fractional interest in New Securities; and (3) cash for the payment of any applicable accrued but unpaid interest on Original Securities. This will occur on the first New York Stock Exchange trading day after Tenneco accepts the related Original Securities for exchange. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving payments and/or New Securities (in book-entry form) from Tenneco and then delivering payments and/or New Securities (in book-entry form) to or at the direction of those holders. The Exchange Agent will make this delivery on the same day Tenneco deposits payment for the related Original Securities, or as soon thereafter as practicable.

     For your information and for forwarding to your clients for whom you hold Original Securities registered in your name or in the name of your nominee or who hold Original Securities registered in their own names, we are enclosing the following documents:

     1. The Prospectus;

     2. The Letter of Transmittal to be used by holders of Original Securities to tender their Original Securities and to Consent to the Proposed Amendments and the execution of a supplemental indenture relating thereto (as described in the Prospectus);

     3. A form of letter which may be sent to your clients for whose accounts you hold Original Securities in your name or in the name of your nominees with space provided for obtaining such clients' instructions with regard to the Exchange Offers and Consent Solicitation.

     4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     5. A return envelope addressed to the Exchange Agent.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY.


     IMPORTANT: A PROPERLY COMPLETED LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF) OR A PROPERLY TRANSMITTED "AGENT'S MESSAGE" (AS DESCRIBED IN THE PROSPECTUS), TOGETHER WITH THE ORIGINAL SECURITIES AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EARLY EXCHANGE TIME WITH RESPECT TO HOLDERS WISHING TO RECEIVE $1,000 PRINCIPAL AMOUNT OF APPLICABLE NEW SECURITIES FOR EACH $1,000 PRINCIPAL AMOUNT OF ORIGINAL SECURITIES AND ACCRUED INTEREST. A PROPERLY COMPLETED LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF) OR PROPERLY TRANSMITTED AGENT'S MESSAGE, TOGETHER WITH THE ORIGINAL SECURITIES AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE APPLICABLE EXPIRATION TIME WITH RESPECT TO HOLDERS WISHING TO RECEIVE ONLY [$___] PRINCIPAL AMOUNT OF APPLICABLE NEW SECURITIES FOR EACH $1,000 PRINCIPAL AMOUNT OF ORIGINAL SECURITIES, ACCRUED INTEREST AND ANY APPLICABLE PAYMENT FOR THE FRACTIONAL INTEREST IN THE NEW SECURITY.


     Holders of Original Securities who desire to accept an Exchange Offer in respect of their Original Securities must Consent to the Proposed Amendments and the execution of the related supplemental indenture with respect to those Original Securities. The Proposed Amendments and supplemental indenture are described in the Prospectus under the caption "The Proposed Amendments."

     CONSUMMATION OF THE EXCHANGE OFFERS AND CONSENT SOLICITATION IS CONDITIONED UPON, AMONG OTHER THINGS, SATISFACTION OR TENNECO'S WAIVER OF THE FOLLOWING
CONDITIONS: (1) RECEIPT BY TENNECO OF THE REQUIRED CONSENTS TO AMEND THE INDENTURE UNDER WHICH TENNECO ISSUED THE ORIGINAL SECURITIES (AS DESCRIBED IN THE PROSPECTUS); (2) ANY AND ALL CONDITIONS TO TENNECO'S CONCURRENT CASH TENDER OFFERS (AS DESCRIBED IN THE PROSPECTUS); AND (3) ANY AND ALL CONDITIONS TO TENNECO'S PLANNED SPIN-OFF OF PACKAGING TO ITS PUBLIC STOCKHOLDERS (AS DESCRIBED IN THE PROSPECTUS).

     In order to take advantage of the Exchange Offers, a duly executed and properly completed Letter of Transmittal and any signature guarantees, or a properly transmitted agent's message, should be delivered to the Exchange Agent, and certificates representing the tendered Original Securities (or confirmations of book-entry transfer) should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     Neither Tenneco nor Packaging will pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders of Original Securities and Consents pursuant to the Exchange Offers and Consent Solicitation, except for the Dealer Managers, Information Agent and Exchange Agent as identified and described in the Prospectus. Tenneco will, however, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding material to their customers.

     Tenneco will pay or cause to be paid all transfer taxes, if any, with respect to the sale and transfer of any Original Securities to it pursuant to the Exchange Offers, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

     Questions and requests for assistance should be addressed to either of the Dealer Managers at the addresses and telephone numbers set forth on the back cover page of the enclosed Prospectus. Requests for additional copies of the enclosed materials should be directed to Georgeson & Company Inc., as Information Agent, at its address and telephone number set forth on the back cover page of the enclosed Prospectus. Such additional copies will be furnished promptly at Tenneco's expense.

                                          Very truly yours,

                                          MORGAN STANLEY DEAN WITTER
                                          CREDIT SUISSE FIRST BOSTON

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS IS INTENDED TO CONSTITUTE YOU OR ANY PERSON THE AGENT OF TENNECO, PACKAGING, MORGAN STANLEY DEAN WITTER, CREDIT SUISSE FIRST BOSTON, THE EXCHANGE AGENT, THE INFORMATION AGENT OR ANY OF THEIR AFFILIATES OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT ON THEIR BEHALF OTHER THAN STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL OR USE ANY DOCUMENTS IN CONNECTION WITH THE EXCHANGE OFFERS OR CONSENT SOLICITATION OTHER THAN FOR THE PURPOSES DESCRIBED HEREIN.